UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2022

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-08462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2022, Jennifer Condame notified Graham Corporation (the “Company”) that, in connection with her upcoming retirement, she is resigning as Chief Accounting Officer of the Company effective as of August 1, 2022. Ms. Condame’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On July 27, 2022, Christopher J. Thome, the Company’s Vice President - Finance, Chief Financial Officer and principal financial officer, was appointed Chief Accounting Officer and principal accounting officer effective as of August 1, 2022. The information for Mr. Thome, age 51, required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2022, and such information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2022, the Board of Directors (the “Board”) of the Company approved the amendment of the Company’s Amended and Restated By-laws, effective as of such date, intended to clarify the voting standard required to approve certain matters presented for a vote at meetings of the Company’s stockholders. The amendment modified Article 3, Section 3.12 of the Company’s Amended and Restated By-laws to change the voting standard for any matter brought before a meeting of shareholders from a majority of the votes eligible to be cast by the holders of the outstanding shares of capital stock of the Company present and entitled to vote thereat, to the affirmative vote of a majority of the votes cast on the matter by all shares present in person or by proxy and entitled to vote on the matter.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on July 27, 2022, the stockholders of the Company voted on the matters described below.

1.

The Company’s stockholders elected two directors, each for a three-year term expiring in 2025 or until his or her successor is duly elected and qualified. The number of shares that: (i) voted for the election of each such director; (ii) withheld authority to vote for each such director; and (iii) represented broker non-votes with respect to each such director is summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Cari L. Jaroslawsky	7,107,446	263,266	1,457,557
Jonathan W. Painter	6,571,753	798,959	1,457,557

2.

On an advisory basis, the Company’s stockholders approved the compensation of the Company’s named executive officers as such compensation information was disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 17, 2022, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures included therein. The table below summarizes the number of shares that voted for, against and abstained from voting on the compensation of the Company’s named executive officers, as well as the number of shares representing broker non-votes with respect to such advisory vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,446,055	853,607	71,050	1,457,557

3.

The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. The number of shares that voted for, against and abstained from voting for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023 is summarized in the table below.

Votes For	Votes Against	Abstentions
8,729,716	86,367	12,186

4.

The Company’s stockholders approved Amendment No. 2 to the Employee Stock Purchase Plan. The table below summarizes the number of shares that voted for, against and abstained from voting on the proposal to approve Amendment No. 2 to the Employee Stock Purchase Plan, as well as the number of shares representing broker non-votes with respect to such proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,297,829	46,861	26,022	1,457,557

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-laws of Graham Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: August 1, 2022	By:	/s/ Christopher Thome
Christopher Thome
Vice President – Finance, Chief Financial Officer, and Chief Accounting Officer